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                                                            Exhibit 23



                         One East Broward Boulevard    Telephone 305 463 6280
                         Suite 1700
                         Fort Lauderdale, FL  33301

Price Waterhouse LLP




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of (a) the Registration Statement (Form S-8 No. 2-56905) pertaining to the 1971 Unqualified Stock Option Plan and the 1976 Qualified and Non-Qualified Stock Option Plans of Media General, Inc.; (b) the Registration Statement (Form S-8 No. 33-29478) pertaining to the Media General, Inc., Employees Thrift Plan; (c) the Registration Statement (Form S-8 No. 33-23698) pertaining to the 1987 Non-Qualified Stock Option Plan of Media General, Inc.;
(d) the Registration Statement (Form S-3 No. 33-26853) pertaining to the Media General, Inc., Automatic Dividend Reinvestment and Stock Purchase Plan and (e) the Registration Statement (Form S-8 No. 33-52472) pertaining to the 1987 Non-Qualified Stock Option Plan of Media General, Inc., amended and restated May 17, 1991, of our report dated November 3, 1995 relating to the combined financial statements of The Virginia Newspaper Operations of Worrell Enterprises, Inc., which appears in the Current Report on Form 8-K/A of Media General, Inc. dated January 4, 1996.



Price Waterhouse LLP


Fort Lauderdale, Florida
January 4, 1996